EXHIBIT 10.2

SECOND AMENDED AND RESTATED
CHIRON GUERNSEY HOLDINGS L.P. INC.
EXECUTIVE EQUITY INCENTIVE PLAN
I.Purpose. The purpose of this Second Amended and Restated Chiron Guernsey Holdings L.P. Inc. Executive Equity Incentive Plan (the “Plan”) is to promote the interests of Chiron Guernsey Holdings L.P. Inc., a Guernsey limited partnership (the “Partnership”), and its Affiliates (as defined below) by (i) attracting and retaining officers and employees of the Partnership and its Affiliates and (ii) enabling such persons to acquire an equity interest in and participate in the long-term growth and financial success of the Partnership. The Plan is not intended to preclude other management incentive awards and programs. Capitalized terms used herein and not otherwise defined have the meanings given them in Section II.

II.Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that, at the time of reference, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition, the terms “control,” “is controlled by,” or “under common control with” mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person whether through the ownership of voting securities, by contract, or otherwise.
“Base Case Business Plan” means (i) in the case of a Divestiture, achievement of (A) 100% or more of consolidated EBITDA projections contained within the Management Case Plan and (B) 95% or more of revenue projections contained within the Management Case Plan applicable to the business sold in the Divestiture; and (ii) in the case of a Reorganization, achievement of (A) 100% or more of consolidated EBITDA projections contained within the Management Case Plan and (B) 95% or more of consolidated revenue projections contained within the Management Case Plan, in each case, measured on a quarterly basis (through December 31, 2012) and thereafter on a last twelve months basis.
“Business Sale” means, except as otherwise provided for purposes of Article XI of the Plan, a sale of all of the equity interests or substantially all the assets of a subsidiary of the Partnership or an Affiliate, or the sale of the assets of a business of the Partnership or an Affiliate (either KCI or LifeCell), to a Person or group of Persons who were not Requisite Limited Partners (as defined in the LP Agreement) at any time prior to such sale.
“Call Right” means any right of the General Partner, the Partners, or the Partnership to repurchase equity securities of a Participant pursuant to the Plan, any Profits Interest Unit Award Agreement, or otherwise.
“Cause” means conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant to render services to the Partnership or any Affiliate in accordance with the Participant’s obligations and position with the Partnership or Affiliate, provided that the Partnership or such Affiliate provides the Participant with adequate notice of such failure and, if such failure is capable of cure, the Participant fails to cure such failure within 30 days of the notice; (ii) dishonesty, gross negligence, or breach of fiduciary duty; (iii) the Participant’s indictment of, conviction of, or no contest plea to, an act of theft, fraud, or embezzlement; (iv) the commission of a felony; or (v) a material breach of the terms of any agreement between the Participant, on the one hand, and the Partnership or any Affiliate on the other hand or a material breach of any material policy of the Partnership or any Affiliate.
“Change of Control” has the meaning set forth in the LP Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Disability” means, unless in the case of a particular Profits Interest Unit award the applicable Profits Interest Unit Award Agreement states otherwise, a condition entitling the Participant to receive benefits under a long-term disability plan of the Partnership or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the General Partner in its reasonable discretion.
“Distribution Threshold” has the meaning set forth in the LP Agreement.
“Distributions” means distributions made to Partners pursuant to Section 7.1 of the LP Agreement.
“Divestiture” means, except as otherwise provided for purposes of Article XI of the Plan, with respect to a given Participant, the consummation of a divestiture of the business of the Partnership for which the Participant performs services (either LifeCell or KCI) in connection with a Business Sale.
“Effective Date” has the meaning set forth in Article X.A. of the Plan.
“Employer” means, with respect to any Participant, the Partnership or its Affiliate for which the Participant provides employment or other services constituting Employment.
“Employment” and “termination of employment” and similar references mean, respectively, service with and termination of service from the Partnership and its Affiliates. For this purpose, “service” includes service as an employee, partner, consultant, or other independent contractor, but, with respect to non-employee services, only for periods of a continuing significant service relationship. All determinations regarding employment and service (for purposes of administering the Plan or any Profits Interest Unit Award Agreement) shall be made by the General Partner in its sole discretion. In addition, the General Partner shall, in its reasonable discretion, determine whether or not a leave of absence is a termination of employment for purposes of administering the Plan or any Profits Interest Unit Award Agreement. In the case of a Divestiture, termination of employment without Cause shall be deemed to include the Participant’s ceasing to be employed by the Partnership or its Affiliates due to the Participant’s continuing employment with the purchaser (or an affiliate thereof) involved in such Divestiture.
“Fair Market Value” means the fair market value per Profits Interest Unit as determined by the General Partner in good faith based upon the amount such Profits Interest Unit would have received as a distribution in the event of a liquidation of the Partnership as of the date of determination; provided that, for the avoidance of doubt, no valuation discount (including without limitation for lack of marketability or for minority interest) shall be taken into account when such determination is made; provided, further, that, for purposes of Section VI.F. of the Plan, if such determination is disputed by a Participant, if requested by the Participant in writing within five days of the General Partner’s communication of such determined fair market value, an independent internationally recognized expert financial advisory or valuation expert selected by the General Partner and reasonably acceptable to the Participant will make the determination based upon the same methodology (a “Third Party Valuation”). The Partnership will bear the cost of the Third Party Valuation; provided, that if the fair market value as determined by the Third Party Valuation is within 110% of the fair market value as initially determined by the General Partner, the Participant will bear the full cost of such Third Party Valuation.
“Financing Restrictions” means any applicable restrictions under the financing agreement to which the Partnership or any of its Affiliates are a party or any other material contract to which the Partnership or any of its Affiliates are a party which preclude the payment to Participants in cash upon the exercise of a Call Right or a Put Right.
“General Partner” means Chiron Guernsey Holdings GP, Inc., a Delaware corporation, as the General Partner of the Partnership.
“Good Reason” means one or more of the following: (i) the material reduction of the Participant’s duties and/or responsibilities, which is not cured within 30 days after the Participant provides written notice to the Employer; provided, however, it shall not be considered Good Reason if, upon or following a Change of Control, the Participant’s duties and responsibilities remain the same as those prior to a Change of Control but the Participant’s title and/or reporting relationship is changed; (ii) the material reduction of the Participant’s base salary (which is not cured within 30 days after the Participant provides written notice), other than across-the-board decreases in base salary applicable to all executive officers of the Employer; or (iii) the relocation of the Participant to a business location in excess of 50 miles from the Participant’s place of employment on the date of grant (which is not cured within 30 days after the Participant provides written notice). To be considered a resignation from employment on an account of Good Reason, the Participant must provide written notice to the Employer (stating that the Participant believes one or more of the Good Reason conditions described above exists) within 30 days following the initial existence of such condition, and must resign within 30 days following the Employer’s failure to cure such condition.
“Immediate Family” means a Participant’s spouse, children, or grandchildren (including adopted children, stepchildren, and grandchildren).
“Initial Public Offering” has the meaning set forth in the LP Agreement.
“KCI” means Kinetic Concepts, Inc., and any successor thereto.
“LifeCell” means LifeCell Corporation, and any successor thereto.
“LP Agreement” means the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of November 4, 2011, as may be amended and/or restated from time to time.
“Management Case Plan” means the business projections included in data room files 4.1.2 (5 Year BS Projection), 4.1.3 (5 Year CF Projections), and 4.1.5 (5 Year Income Statement Projections) as provided to the Sponsors by KCI in connection with the Merger Agreement.
“Marketable Securities” means securities that (i) are freely tradeable without restriction of volume or manner of sale under Rule 144 of the Securities Act; (ii) are listed on any of the New York Stock Exchange, Nasdaq Stock Market, or another United States or foreign traded public exchange reasonably acceptable to the Partnership; and (iii) have a sufficient daily trading volume, as determined by the General Partner in its sole discretion, to permit resales of such securities in such time period, volume, and manner as the General Partner deems appropriate without a discount.
“Merger” means the consummation of the transactions contemplated by the Merger Agreement.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of July 12, 2011, by and among Kinetic Concepts, Inc., a Texas corporation, Chiron Holdings, Inc., a Delaware corporation, and Chiron Merger Sub, Inc., a Texas corporation.
“Participant” means any Person who is eligible for, and selected by the General Partner, in its sole discretion, to receive, an award of Profits Interest Units under the Plan.
“Partner” means a Partner as defined in the LP Agreement.
“Person” means an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability company, a trust, an estate, an unincorporated organization, a governmental authority, or other entity.
“Prior Plan” means the Chiron Guernsey Holdings L.P. Inc. Executive Equity Incentive Plan, which was amended and restated as evidenced by this Plan.
“Profits Interest Unit Award Agreement” means any written agreement, contract, or other instrument or document (which may include provisions of an employment agreement to which the Partnership or any Affiliate is a party) in a form approved by the General Partner, in its sole discretion, which evidences any Profits Interest Units awarded hereunder or otherwise subject to the terms of the Plan, which may, but need not, be executed or acknowledged by a Participant.
“Profits Interest Units” has the meaning set forth in the LP Agreement.
“Promissory Notes” means promissory notes bearing interest at a rate equal to the prime rate in effect at the time of issuance of the promissory note and paying out pari passu in the event the Financing Restrictions permit partial payments when more than one Participant is due payment pursuant to any applicable Put Right or Call Right and including mandatory repayment (i) to the fullest extent as and when repayment becomes permissible under the Financing Restrictions; (ii) in an amount equal to any Partner distributions under the LP Agreement (as and when distributions become payable to Partners thereunder); and (iii) in full, upon the occurrence of a Change of Control.
“Put Right” means any right of a Participant to require the Partnership to repurchase equity securities of a Participant pursuant to the Plan, any Profits Interest Unit Award Agreement, or otherwise.
“Reorganization” means the consummation of one or more related or unrelated sale or acquisition transactions of KCI (excluding TSS) or LifeCell, involving more than 50% of the gross fair market value on the closing date of KCI (excluding TSS) and LifeCell’s assets combined (and irrespective of whether such transaction or transactions constitute a Change of Control).
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.

“Sponsor” means any of (i) the Apax Group, (ii) the CPPIB Group, and (iii) the PSPIB Group (each as defined in the LP Agreement).
“Transfer” has the meaning set forth in the LP Agreement.
“Transition Termination” means a Participant’s termination of employment by the Employer without Cause or by the Participant for Good Reason at or within six months following (i) a Divestiture or (ii) a Reorganization, and such Divestiture or Reorganization, as applicable, occurs on or before the second anniversary of the Merger.
“TSS” means the Therapeutic Support Systems business of KCI.

III.Administration

A.The Plan shall be administered by the General Partner. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the General Partner by the Plan, the General Partner shall have full power and authority to:
1.designate Participants;
2.designate those Affiliates or other entities whose officers, directors, employees, or consultants may participate in the Plan;
3.determine the number and type of Profits Interest Units to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, any award under the Plan;
4.determine the terms and conditions of any award under the Plan;
5.in any Profits Interest Unit Award Agreement, limit the amount of appreciation to which any Profits Interest Unit is entitled;
6.in any Profits Interest Unit Award Agreement, determine and/or increase the vested portion of any award under the Plan;
7.determine in a Profits Interest Unit Award Agreement whether, to what extent, and under what circumstances awards under the Plan may be settled in cash, Profits Interest Units, other securities or other property, or canceled, forfeited, or suspended and the method or methods by which the awards under the Plan may be settled, canceled, forfeited, or suspended;
8.interpret, administer, reconcile any inconsistency, correct any defect, and/or supply any omission in the Plan and any instrument or agreement relating to, or any award made under, the Plan;
9.establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan in accordance with its terms or waive any vesting or forfeiture conditions applicable to any award; and
10.make any other determination and take any other action that the General Partner, in its sole discretion, deems necessary or desirable for the administration of the Plan in accordance with its terms.

B.Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any award made under the Plan shall be within the sole discretion of the General Partner, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Partnership and its participating Affiliates, any Participant, any holder or beneficiary of Profits Interest Units, and any holder or beneficiary of any award made under the Plan. Such designations, determinations, interpretations, and decisions by the General Partner need not be the same with respect to each Participant (whether or not such Participants are similarly situated); provided, however, that, except as provided herein, in no event shall any such action by the General Partner with respect to any Participant reduce such Participant’s rights under the Plan or under any award agreement issued thereunder.
C.Neither the General Partner nor any officer, director, or employee thereof shall be liable for any action or determination made in good faith with respect to the Plan or any award made under the Plan.

IV.Interests.

A.Award Limitation. Subject to adjustment as set forth in Article IV.B. below, the aggregate number of Profits Interest Units together with any additional class of equity that is available for awards under the Plan shall not exceed the limit as set forth in Section 3.1(b) of the LP Agreement. If, after the Effective Date, any Profits Interest Unit or any award of other class of equity granted hereunder is forfeited, or if any Profits Interest Unit or any award of other class of equity granted hereunder has expired, terminated, or been cancelled for any reason whatsoever, and in either such case a Participant has received no benefits of ownership with respect to such forfeited, expired, terminated, or cancelled Profits Interest Unit or award of other class of equity, then such Profits Interest Unit or award of other class of equity shall again be available for awards and shall again be available to be awarded hereunder.
B.Adjustments. If the General Partner determines in its sole discretion that any sale or other extraordinary distribution (whether in the form of cash, Profits Interest Units, securities, or other property), recapitalization, reorganization, merger, consolidation, spin-off, initial public offering of the equity interests of an Affiliate of the Partnership, issuance or exchange of the Profits Interest Units, other ownership interests, or other securities of the Partnership, issuance of warrants or other rights to purchase Profits Interest Units, other ownership interests, or other securities of the Partnership, or other transaction or event affects the Profits Interest Units such that an adjustment is determined by the General Partner to be appropriate in order to prevent inappropriate dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the General Partner shall, in such manner as it deems equitable in its sole discretion, (i) make provision for a cash payment to the holder of an outstanding Profits Interest Unit in consideration for the cancellation of such Profits Interest Unit consistent with the treatment of other classes of Profits Interest Units, and/or (ii) adjust any or all of (x) the number of the Profits Interest Units, other ownership interests, or other securities of the Partnership (or number and kind of other securities or property) with respect to which awards may be made under the Plan or (y) the number of Profits Interest Units, other ownership interests, or other securities of the Partnership (or number and kind of other securities or property) subject to outstanding awards made under the Plan. No adjustment provided for under this Article IV.B. shall be made on account of the award of Profits Interest Units, the award of any other class of equity granted hereunder, or any distribution by the Partnership to any Partner.

V.Eligibility. Any Person who is an officer, director, employee, consultant, or independent contractor of or providing services to the Partnership or its Affiliates shall be eligible to be designated as a Participant in the Plan by the General Partner.
VI.Profits Interest Unit Awards. The General Partner may cause to be issued or transferred Profits Interest Units to a Participant pursuant to a Profits Interest Unit Award Agreement, upon such terms as the General Partner deems appropriate and consistent with the Plan. The following provisions are applicable to Profits Interest Units:
A.General Requirements for Profits Interest Units. Profits Interest Units will be issued pursuant to a Profits Interest Unit Award Agreement. The General Partner may establish conditions under which restrictions on Profits Interest Units shall lapse over a period of time or according to such other criteria as the General Partner deems appropriate in its sole discretion.
B.Number of Profits Interest Units. The General Partner shall determine the number of Profits Interest Units to be issued or transferred and the restrictions applicable to such award.
C.Requirement of Employment. Except as otherwise provided in a Profits Interest Unit Award Agreement or pursuant to Article XI, if a Participant’s Employment is terminated, the Profits Interest Unit Award Agreement shall terminate as to all Profits Interest Units covered by the award which remain unvested and, in the event of a termination of Employment for Cause, those that are already vested, and such Profits Interest Units shall be forfeited without consideration, as set forth in the Profits Interest Unit Award Agreement. The General Partner may, however, provide for complete or partial exceptions to this requirement as it deems appropriate in its sole discretion.
D.Restrictions on Transfer. A Participant may not Transfer Profits Interest Units, except as permitted under an applicable Profits Interest Unit Award Agreement.
E.Non-Voting. The Profits Interest Units shall not have any voting rights.
F.Right to Repurchase Profits Interest Units.
(a) Subject to XI.F. of the Plan, the General Partner shall have the right, but not the obligation, in its sole discretion, to, during the six month period commencing on the later of (x) the date on which such Participant is no longer employed by the Partnership or its Affiliates and (y) the six-month anniversary of the date such Participant’s Profits Interest Units became vested, make or cause to be made a payment to the Participant in consideration for the cancellation of any one or more of the vested Profits Interest Units then held by the Participant (with the number of the vested Profits Interest Units then held by the Participant being in all events determined after giving effect to any vesting that occurs co-incident with the date of the termination of Employment of such Participant).
(b) The repurchase price per Profits Interest Unit shall equal the Fair Market Value on the date of repurchase; provided that, in the event of a termination of a Participant’s Employment for Cause, any vested Profits Interest Units will be forfeited without consideration and deemed to have been reacquired by the Partnership for $0.00.
(c) Repurchases of Profits Interest Units, whether pursuant to the Plan or any rights or obligations set forth in a Profits Interest Unit Award Agreement, shall be subject to any applicable Financing Restrictions. Without limiting the generality of the foregoing, in the event that such Financing Restrictions apply, the General Partner may in its sole discretion (i) toll the period for repurchase by the Partnership until such Financing Restrictions cease to apply or (ii) deliver Promissory Notes as payment to the Participant, for the portion of the repurchase price not payable in cash.
(d) In the event the General Partner exercises such a repurchase right in connection with a termination of a Participant’s employment by the Partnership or its Affiliates without Cause or by the Participant for Good Reason and a Change of Control occurs within 105 days following such termination, the General Partner shall pay to such Participant the excess, if any, of the Fair Market Value of the previously reacquired Profits Interest Units implied by such Change of Control over the amount previously paid to such Participant in connection with the exercise of the repurchase right.
G.Distribution Thresholds. Upon the issuance of any Profits Interest Unit, the General Partner in its sole discretion shall fix the Distribution Threshold applicable to such Profits Interest Unit.

VII.Amendment and Termination. The General Partner may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that any such amendment, alteration, suspension, discontinuance, or termination that would materially adversely affect the rights of any Participant shall not to that extent be effective without the written consent of such Participant or the consent of Participants holding 75% of the Profits Interest Units of all such adversely affected Participants, taking in account, for such purpose, all such outstanding Profits Interest Units, whether or not then vested; provided, further, that such consent shall not be required with respect to an amendment made to conform the Plan to the LP Agreement, as currently in effect or as such agreement may subsequently be amended. Nothing in the Plan or in any Profits Interest Unit Award Agreement shall require the consent of any holder of any Profits Interest Unit to any amendment of the LP Agreement or to any Change of Control, Initial Public Offering, or reorganization or restructuring contemplated or permitted thereby.
VIII.General Provisions.
A.No Rights to Awards/Prior Awards. No Person shall have any claim to receive any award under the Plan. There is no obligation for uniformity of treatment of Participants regarding the number of Profits Interest Units awarded or the manner - directly or indirectly, in accordance with the provisions of Article IX of the Plan - in which awards are made. The terms and conditions of awards made under the Plan need not be the same with respect to each Participant. Any Participant who receives an award under this Plan shall, by acceptance of such award, be deemed to have acknowledged and agreed that such Participant has no further rights with respect to any equity interests or awards previously granted by KCI or its Affiliates prior to the consummation of the Merger, other than the payment of the unpaid portion, if any, of the cash consideration with respect to any such equity interests or awards that are payable pursuant to the terms of the Merger Agreement.
B.Delegation. Subject to the terms of the Plan, the provisions of any Profits Interest Unit Award Agreement, and applicable law, the General Partner may delegate to one or more officers of the Partnership or any Affiliate, or to a committee of such officers, the authority, subject to such terms and limitations as the General Partner shall determine, to award Profits Interest Units or make adjustments, in accordance with the provisions of Article IV.B, with respect to Profits Interest Units held by Participants.

C.Section 83(b) Election. Unless the General Partner determines otherwise, as a condition subsequent to the issue or transfer of any Profits Interest Unit, the Participant will be required to (i) become a party to the LP Agreement and (ii) make a timely, valid election under Section 83(b) of the Code.
D.Withholding. A Participant may be required to pay to the Partnership, and the Partnership and its Affiliates shall have the right and are hereby authorized to withhold from any payment due or transfer made in connection with any Profits Interest Unit or under the Plan or from any other amount owing to a Participant (including in connection with any Transfers), the amount (in cash, securities, or other property) of any applicable Federal, state, or local withholding taxes in respect of a Profits Interest Unit or any payment or transfer in connection with a Profits Interest Unit or under the Plan and to take such other action as may be necessary in the opinion of the General Partner to satisfy all obligations for the payment of such taxes, provided, that the Participant may make alternative arrangements for the payment of any required withholding taxes which the General Partner deems acceptable in its sole discretion.
E.No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Partnership or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the award of Profits Interest Units, securities, or other types of awards, and such arrangements may be either generally applicable or applicable only in specific cases.
F.No Right to Employment. No award made hereunder shall be construed as giving a Participant the right to be retained in the employ of, or in any other continuing relationship with, the Partnership or any of its Affiliates.
G.Special Incentive Compensation. By acceptance of an award hereunder, each Participant shall be deemed to have agreed that such award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation, or bonus in determining the amount of any payment under any pension, retirement, life insurance, disability, severance, or other employee benefit plan of the Partnership or any of its Affiliates. In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such award will not affect the amount of any life insurance coverage, if any, provided by any Person on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees.
H.Other Laws. The General Partner may refuse to issue or transfer any Profits Interest Units if, acting in its sole discretion, it determines that the issuance or transfer of such Profits Interest Units would violate the LP Agreement or any applicable law or regulation. Without limiting the generality of the foregoing, no award of a Profits Interest Unit hereunder shall be construed as an offer to sell securities of the Partnership, and no such offer shall be outstanding, unless and until the Partnership in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable securities laws.
I.No Trust or Fund Created. Neither the Plan nor any award made under the Plan shall create or be construed to create a trust or a fiduciary relationship between the Partnership or any Affiliate and a Participant or any other Person.
J.Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Profits Interest Unit Award Agreement shall be determined in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

K.Severability. If any provision of the Plan or any award made hereunder is, becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or award, or would disqualify the Plan or any award under any law deemed applicable by the General Partner, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the General Partner, materially altering the intent of the Plan or the award, such provision shall be stricken as to such jurisdiction, Person, or award and the remainder of the Plan and such award shall remain in full force and effect.
L.Headings. Headings are used herein solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
M.Interpretation. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. Any reference hereunder to a sole discretion scope of the General Partner’s authority shall mean that such discretion shall be exercised in good faith.
N.Gender. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine.
O.Amendment to LP Agreement. Neither the adoption of the Plan nor any award made hereunder shall restrict in any way the adoption of any amendment to, or any restatement of, the LP Agreement in accordance with the terms of such agreements. Nothing in the Plan or in any Profits Interest Unit Award Agreement shall require the consent of any holder of any Profits Interest Unit to any amendment to or restatement of the LP Agreement.
P.Conflict Between or Among the Plan, the LP Agreement, and/or the Profits Interest Unit Award Agreements. The Plan is subject to the LP Agreement, the terms and provisions of which are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein or therein, the LP Agreement shall govern and prevail. In the event of a conflict between any term or provision contained herein or in any Profits Interest Unit Award Agreement, this Plan shall govern and prevail.
IX.Future Award of Additional Classes of Units. The General Partner reserves the right, from time to time in the future, and in its sole discretion, to award additional classes of equity interests to Participants, and such additional classes of equity interests shall constitute Profits Interest Units for purposes of the LP Agreement. In that event, the terms of the Plan shall be applied without the need of any further amendments thereto (and without any need to obtain the consent of any existing Participants), as if such additional classes of equity were Profits Interest Units described hereunder, except as the applicable award agreements with respect to such additional classes of equity may otherwise provide. In furtherance hereof, the General Partner may approve a Profits Interest Unit Award Agreement with respect to such additional classes of equity.
X.Term of the Plan.
A.Effective Date. The Plan, when approved by the General Partner, shall be effective as of the date of adoption (the “Effective Date”).
B.Expiration Date. No award shall be made under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Profits Interest Unit Award Agreement, any Profits Interest Unit awarded hereunder or otherwise subject hereto may, and the authority of the General Partner to amend, alter, adjust, suspend, discontinue, or terminate any conditions or rights of any such Profits Interest Unit shall, continue after the tenth anniversary of the Effective Date.
XI.Special Divestiture Provisions.
A.Effective Date. Notwithstanding any other provision of this Article XI, the provisions of this Article XI shall only apply to a Divestiture occurring on or after May 2, 2013 (the “Special Divestiture Provision Effective Date”) and shall only be applicable to Participants who were employed by their Employer from or after the Special Divestiture Provision Effective Date. Except as otherwise provided in any Profits Interest Unit Award Agreement entered into after the Special Divestiture Provision Effective Date, the provisions of this Article XI shall be deemed incorporated by reference into all Profits Interest Unit Award Agreements issued under the Plan, including those issued under the Prior Plan.
B.Definitions. As used in this Article XI only, the following terms shall have the meanings set forth below:
“Business Sale” means, whether through one transaction or a series of transactions, (i) a sale of (x) more than 50% of the equity interests or (y) substantially all of the assets of KCI or LifeCell to a Person or group of Persons who (a) were not Requisite Limited Partners (as defined in the LP Agreement) at any time prior to such sale and (b) if such Person or group of Persons is an entity, are Requisite Limited Partners who do not own in excess of 50% of the voting power of such Person or group of Persons and do not otherwise have the power to direct or cause the direction of the management or policies of such Person or group of Persons, whether through ownership of voting securities, by contract, or otherwise; or (ii) an Initial Public Offering of LifeCell or KCI but only if, and when, there is a decrease in direct or indirect ownership by the Partnership to the extent that LifeCell or KCI ceases to be an Affiliate of the Partnership; provided, that the event described in (i)(x) above shall not constitute a Business Sale until such time as the Requisite Limited Partners do not otherwise have the power to direct or cause the direction of the management or policies of KCI or LifeCell, as applicable, whether through ownership of voting securities, by contract, or otherwise.
“Comparable Offer” means an offer of employment to the Participant with the Successor (as defined below) or the Employer, as applicable, on terms including (i) comparable position, (ii) at least the same base salary, and (iii) at least the same target annual bonus amount opportunity.
“Divestiture” means, with respect to a given Participant, the consummation of a divestiture of the business of the Partnership (either LifeCell or KCI), in connection with a Business Sale.
“Final MOIC Measurement Date” means the later of (i) the final disposition by the Sponsors of all of their Class A-1 Interests of the Partnership (and any consideration other than cash or Marketable Securities received in connection with any conversion, exchange, or redemption therefor) for cash or Marketable Securities, or (ii) the occurrence of a Change of Control, an Initial Public Offering or a Qualifying Leveraged Recapitalization.
“Qualifying Divested Employee Termination” means a termination of the Qualifying Divested Employee’s employment prior to the end of the reasonable transition period of up to one year, to the extent required by the Successor, other than a termination of such Qualifying Divested Employee’s employment by the Successor for Cause or such Qualifying Divested

Employee’s voluntary resignation other than due to the failure of the Successor to honor the terms of such Qualifying Divested Employee’s Comparable Offer.
“Qualifying Leveraged Recapitalization” means one or more leveraged recapitalizations of the Partnership resulting in aggregate distributions to the Partners in an amount equivalent to a multiple of cumulative Sponsor invested capital of 1.5x.
“Qualifying Retained Employee Termination” means a termination of the Qualifying Retained Employee’s employment prior to the end of the reasonable transition period of up to one year, to the extent required by the Employer, other than a termination of such Qualifying Retained Employee’s employment by the Employer for Cause or such Qualifying Retained Employee’s voluntary resignation other than due to the failure of the Employer to honor the terms of such Qualifying Retained Employee’s Comparable Offer.
C.Deemed Termination of Employment. If a Divestiture occurs when a Qualifying Divested Employee (as defined below) is employed by the Employer, then, solely for purposes of the Plan, immediately upon the closing of such Divestiture, such Qualifying Divested Employee will be deemed to have experienced a termination of employment by the Employer without Cause. In addition, the below special provisions will apply, as set forth in Articles XI.D. and XI.F. hereof.
D.Special Vesting Provisions for a Qualifying Divested Employee.
(a)Time Vesting Units. With respect to the Time Vesting Units, as defined in the applicable Profits Interest Unit Award Agreement, if:
(i)the Participant was employed by the Employer at the time of such Divestiture;
(ii)the Participant uses his or her best efforts to effect the Divestiture; and
(iii)either (x) the Participant is not made a Comparable Offer from either the successor to such divested business (the “Successor”) or the Employer or (y) such Participant receives a Comparable Offer with the Successor and continues employment with the Successor for a reasonable transition period of up to one year, to the extent required by the Successor (or, if earlier, until such Participant has a termination of employment that is a Qualifying Divested Employee Termination) (the “Successor Required Employment Period”) (such Participant who meets (i), (ii), and (iii) above, a “Qualifying Divested Employee”);
then, in the case of XI.D.(a)(iii)(x) above, such Qualifying Divested Employee’s Time Vesting Units will fully vest upon the closing of the Divestiture and, in the case of XI.D.(a)(iii)(y) above, such Qualifying Divested Employee’s Time Vesting Units will fully vest at the conclusion of the Successor Required Employment Period.
(b)Performance Vesting Units. With respect to the Performance Vesting Units, as defined in the applicable Profits Interest Unit Award Agreement, if the Participant is a Qualifying Divested Employee, then such Performance Vesting Units will remain outstanding (i.e., waiver of the continuing service requirement) and vest as and when such Performance Vesting Units otherwise would have vested in accordance with the terms of the applicable Profits Interest Unit Award Agreement without regard to any further service requirements, until the Final MOIC Measurement Date. Any unvested portion of the Performance Vesting Units which thereafter remain unvested will be forfeited.
(c)Recently Terminated Employees. Notwithstanding the foregoing, if the Participant was employed by the Employer within 105 days prior to such Divestiture and ceased to be employed in connection with a termination of such employment by the Partnership and its Affiliates without Cause or by the Participant for Good Reason, the Participant shall be deemed to be a Qualifying Divested Employee for purposes of the Plan and shall be afforded the special vesting of Time Vesting Units and Performance Vesting Units described in this Article XI.D. upon the closing of the Divestiture.
E.Special Vesting Provisions for a Qualifying Retained Employee.
(a)Time Vesting Units. With respect to the Time Vesting Units, if:
(i)the Participant was employed by the Employer at the time of such Divestiture;
(ii)the Participant uses his or her best efforts to effect the Divestiture; and
(iii)the Participant receives a Comparable Offer from the Employer and continues employment with the Employer for a reasonable transition period of up to one year, to the extent required by the Employer (or, if earlier, until such Participant has a termination of employment that is a Qualifying Retained Employee Termination) (the “Employer Required Employment Period”) (such Participant who meets (i), (ii), and (iii) above, a “Qualifying Retained Employee”);
then, such Qualifying Retained Employee’s Time Vesting Units will fully vest at the conclusion of the Employer Required Employment Period.
(b)Performance Vesting Units. With respect to the Performance Vesting Units, if the Participant is a Qualifying Retained Employee, then such Performance Vesting Units will remain outstanding (i.e., waiver of the continuing service requirement) and vest as and when such Performance Vesting Units otherwise would have vested in accordance with the terms of the applicable Profits Interest Unit Award Agreement without regard to any further service requirements, until the Final MOIC Measurement Date. Any unvested portion of the Performance Vesting Units which thereafter remain unvested will be forfeited.
F.Right to Repurchase Profits Interest Units. Notwithstanding anything in Article VI.F.(a) or (b) to the contrary, upon and following a Divestiture, the following provisions shall apply with respect to Profits Interests Units held by a Qualifying Divested Employee or a Qualifying Retained Employee. The General Partner shall have the right, but not the obligation, in its sole discretion, to make or cause to be made a payment to the Participant in consideration for the cancellation of any one or more of the vested Profits Interest Units then held by the Participant (with the number of the vested Profits Interest Units then held by the Participant being in all events determined after giving effect to any vesting that occurs as a result of the application of this Article XI of the Plan) only after the Final MOIC Measurement Date. The repurchase price per Profits Interest Unit shall equal the Fair Market Value on the date of purchase. The remaining provisions of Article VI.F. shall continue to apply.